Exhibit 99.1

	1720 North First Street	May 31, 2007
San Jose, CA 95112-4598

Contact:	Marty Kropelnicki (408) 367-8200 (analysts)	For Immediate Release
Shannon Dean (310) 257-1435 (media)
CALIFORNIA WATER SERVICE GROUP SIGNS RENEWAL OF REVOLVING
CREDIT AGREEMENT
SAN JOSE, Calif.—California Water Service Group (NYSE: CWT) today announced that California Water Service Group and its subsidiaries, California Water Service Company, CWS Utility Services, New Mexico Water Service Company, Washington Water Service Company, and Hawaii Water Service Company, Inc., entered into two unsecured loan agreements with Bank of America, NA (“Lender”).
     California Water Service Company entered into an unsecured loan agreement with the Lender providing for a $55.0 million revolving line of credit.
     In addition, California Water Service Group and four of its subsidiaries (CWS Utility Services, New Mexico Water Service Company, Washington Water Service Company, and Hawaii Water Service Company, Inc.), entered into an unsecured loan agreement with the Lender providing for a $20.0 million revolving line of credit.
     Proceeds from the Revolving credit Facilities will be used for working capital, general corporate purposes, to bridge capital expenditures, and acquisitions.

     California Water Service Group is the parent company of California Water Service Company, Washington Water Service Company, New Mexico Water Service Company, Hawaii Water Service Company, Inc., and CWS Utility Services. Together these companies provide regulated and non-regulated water service to more than 2 million people in 100 California, Washington, New Mexico, and Hawaii communities. Group’s common stock trades on the New York Stock Exchange under the symbol “CWT”.
     This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about the Company, the water utility industry and general economic conditions. Such words as expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but not limited to,: governmental and regulatory commissions’ decisions; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; new legislation; electric power interruptions; increases in suppliers’ prices and the availability of supplies including water and power; fluctuations in interest rates; changes in environmental compliance and water quality requirements; acquisitions and our ability to successfully integrate acquired companies; the ability to successfully implement business plans; changes in customer water use patterns; the impact of weather on water sales and operating results; access to sufficient capital on satisfactory terms; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; the involvement of the United States in war or other hostilities; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). The Company assumes no obligation to provide public updates of forward-looking statements.
     Additional information is available at our Web site at www.calwatergroup.com.
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Source: California Water Service Group